Exhibit 10.13

COMMERCIAL LEASE

THIS COMMERCIAL LEASE (this “Lease”) is made as of January 2, 2013, between the Landlord and Tenant identified below with respect to the real property located in West Palm Beach, Florida, and more particularly identified below.

1.           Definitions. As used herein, the following terms shall have the meanings set out below:

A.	Landlord: Fast Transport LLC, a Delaware limited liability company.

B.	Tenant: magicJack LP, a Delaware limited partnership.

C.
Premises:  That certain parcel of land located at and known as 5700 Georgia Avenue, West Palm Beach, Florida, consisting of approximately 10,064 square feet, as more specifically described on Exhibit A attached hereto.

D.	Commencement Date: January 1, 2013.

E.	Original Lease Term: Two (2) years, ending on December 31, 2014.

F.	Renewal Term Option: One (1) option of one (1) year.

G.	Base Rent: $8,000 per month during the Original Lease Term; $8,800 per month during the Renewal Term.

H.	Security Deposit: None.

I.	Landlord’s Mailing Address: Attn: Daniel Borislow, Managing Member, 1045 South Ocean Boulevard, Palm Beach, Florida 33480-4932.

J.	Tenant’s Mailing Address: 5700 Georgia Avenue, West Palm Beach, Florida.

2.
Premises Leased. Landlord hereby leases to Tenant, and Tenant hereby leases from Landlord, the Premises. As appurtenant thereto, Tenant (and those doing business with or employed by Tenant) has the right, in common with others entitled thereto, to use the parking area and other common areas on the Premises, for parking and access to and egress from the Premises.

3.	Term. The term of this Lease shall be for the Original Lease Term plus any subsequent Renewal Terms, unless sooner terminated as provided herein (the “Term”).

4.
Base Rent. Base Rent shall be payable in equal monthly installments on the first day of each month, in advance.  Payments of Base Rent and other payments due to Landlord under this Lease shall be sent to the Landlord’s Mailing Address, or to such other address as Landlord may specify in writing to Tenant’s Mailing Address from time to time.

5.	Additional Expenses. In addition to payments of Base Rent, Tenant shall pay the following expenses:

A.	Taxes. All Taxes assessed against the Premises, defined as all real estate taxes and assessments levied against the Premises by the municipality in which the Premises is located.

B.	Utilities. All power, heat, water, air conditioning, telephone service, cable and other utilities utilized by Tenant which serve the Premises.

6.
Maintenance and Repairs by Tenant.  The Tenant shall, at its own cost and expense, maintain in good order and repair, all portions of the Premises including, without limitation, all interior spaces, interior electrical systems, interior plumbing fixtures and other mechanical systems, the floors, interior walls, roof and HVAC system.  The Tenant shall promptly make any repairs lawfully required by any public authority and which repairs are required because of the nature of the occupancy of the Premises by the Tenant or the manner in which it conducts its business therein. Tenant shall see that all rubbish is kept in proper, enclosed containers and is removed from the Premises for disposal on a regular basis.

7.	Landlord Maintenance. Landlord shall maintain in a good condition all structural components of the Premises and all utility lines outside of, but serving, the Premises.

8.
Use of Premises. Tenant may use the Premises for any purpose permitted by law.  Tenant shall conduct and operate its business on the Premises subject to all federal, state, local and municipal laws, statutes, and ordinances in relation to such business operation, and shall secure all necessary permits and approvals for the lawful operation of said business, if such permits are required. Except for reasonable wear and tear, damage by fire other casualty or by eminent domain, Tenant shall maintain, use, and deliver at the end of the Term the Premises in good order and condition. Tenant shall comply with all applicable laws, ordinances and other governmental regulations in the use and maintenance of the Premises and use and disposal of hazardous materials.

9.	Signage. Tenant shall be allowed to place signs in the windows or outside the Premises to the extent permitted by law.

10.
Alterations; Modifications; Improvements. Tenant may make non-structural alterations, improvements and decorative modifications to the interior of the Premises, but shall not make any structural alterations or additions to the Premises without obtaining Landlord’s prior written consent thereto, which consent shall not be unreasonably withheld, conditioned, or delayed.  Any work done by Tenant shall be of good quality and Tenant shall first obtain insurance in types and amounts satisfactory to Landlord with respect thereto. Tenant shall not permit any liens to arise against the Premises or any part thereof and shall promptly cause any such lien that does arise to be removed from the record forthwith. Upon expiration or termination of this Lease, Tenant may remove its trade fixtures, furnishings, and equipment (whether or not affixed to the real estate), provided that Tenant repairs any damage caused to the Premises by such removal.

11.
Assignment; Subletting. Tenant shall not assign, sublet, or otherwise transfer any part or all of Tenant’s interest in the Premises without first obtaining Landlord’s written consent thereto, which consent shall not be unreasonably withheld, conditioned, or delayed, provided that Tenant may assign the Lease to a parent company, any wholly-owned subsidiary, or any successor to its business and operations, whether by merger, sale of equity or business or otherwise without Landlord’s prior written consent.

12.
Tenant’s Insurance. Tenant shall maintain (under either separate policies or under blanket policies) comprehensive public liability insurance with respect to the Premises in amount not less than a combined single limit of coverage per occurrence of $500,000.00 for personal injury/death and destruction/damage to property. Such coverage shall name the Landlord as an additional insured. Upon reasonable request, Tenant shall provide Landlord with certificates evidencing such insurance, with the certificates to provide that no cancellation of coverage shall occur without at least thirty (30) days prior written notice to each insured.

13.
Landlord’s Insurance. Landlord shall maintain fire and extended insurance coverage on the Premises equal to the full replacement cost thereof or $1,000,000.00, whichever is greater.  If the Premises shall be damaged by fire, the elements, unavoidable accident or other casualty, but are not thereby rendered untenantable in whole or in part, Landlord shall promptly at its own expense cause such damage to be repaired, and Base Rent and any additional rent due shall be abated to the extent the Premises are unusable during such repairs until the Premises is restored to its condition immediately prior to any such damage, provided that if more than twenty percent (20%) of the square footage of the building(s) on the Premises are so damaged, Tenant shall have the option of immediately terminating this Lease, and Landlord shall have the same option upon sixty (60) days’ prior written notice to Tenant. If such notice is given, this Lease shall terminate as of the date of damage or destruction and appropriate adjustments shall be made for owing or prepaid sums.  For the purposes hereof, substantial damage shall be such damage as would not reasonably be capable of being physically completed within ninety (90) days from the day reconstruction begins; and all other damage shall be considered non-substantial.

14.
Eminent Domain. In the event of taking by eminent domain of the Premises, or of a substantial portion of the Premises, or of more than 25% of the common areas being used for parking or access/egress thereto, either party may terminate this Lease by notice to the other given within sixty (60) days after the order of taking is recorded (as to Tenant).  If such notice is given, this Lease shall terminate as of the date of entry by the taking authority and appropriate adjustments shall be made for owing or prepaid sums.  All eminent domain awards shall be distributed in accordance with the provisions of applicable statutes.

15.
Default; Remedies. If the Tenant shall: (a) fail to make payment of any Base Rent or other sum due hereunder when due, or (b) fail to perform any other obligation herein and not cure the same within thirty (30) days after written notice of such failure, or within such longer period as may be reasonably required to effect a cure (provided Tenant commences such cure within 30 days), or (c) be declared bankrupt or insolvent, or file voluntary bankruptcy or insolvency proceedings, or if any assignment be made for the benefit of creditors and not dismissed within ninety (90) days, then, in any such case the Landlord may, while such default continues, terminate this Lease by sending written notice of such termination to Tenant.  Following such termination, without limiting Landlord’s rights and remedies, Landlord may reenter and repossess the Premises.  Notwithstanding such termination, the Tenant shall remain and be liable for all obligations contained herein throughout the remainder of the Term.

16.
Indemnification.  Tenant shall indemnify, defend, and hold harmless Landlord from and against any and all claims, costs, expenses, or liabilities of whatever nature arising from any act or omission of the Tenant, or Tenant’s agents, employees, contractors, successors or assigns, or the failure of Tenant or such persons to comply with any lawful direction now or hereinafter in force of any public authority, or arising from any accident, injury or damage, however caused, to any person or property on the Premises; provided, however, that in no event shall Tenant be obligated under this Section to indemnify Landlord where such expense, claim, or liability arose from the gross negligence or willful misconduct of Landlord, its agents, employees, or contractors. Landlord shall indemnify, defend, and hold harmless Tenant from and against any and all claims, costs, expenses, or liabilities of whatever nature arising from any act or omission of the Landlord, or Landlord’s agents, employees, contractors, successors or assigns, or the failure of Landlord or such persons to comply with any lawful direction now or hereinafter in force of any public authority, or arising from any accident, injury or damage, however caused, to any person or property on the Premises.

17.
Access.  Landlord, upon no less than forty-eight (48) hours’ prior notice to Tenant, shall have access to the Premises during Tenant’s normal business hours for purposes of inspecting the same and also for the purposes of making repairs which it is required to make by the terms of this Lease, except that Landlord may proceed more quickly and without prior notice in the event of an emergency.  Except as aforesaid, such repairs shall be made at such times and in such manner as to reduce to a minimum interference with Tenant’s use of the Premises.

18.
Environmental Indemnification. Landlord agrees to and shall indemnify and hold Tenant harmless from and against any and all claims, losses, damages, liabilities, costs and expenses arising from or alleged to have arisen from Landlord’s or any third party’s prior use or ownership of the Premises or the prior conduct of Landlord’s business, including, but not limited to, the storage, treatment or release of Hazardous Material (as defined below) by Landlord, its agents, employees, representatives or independent contractors at any time prior to the Term of this Lease; any activities, work or things done, committed or suffered by Landlord in or about the Premises, including but not limited to, the release of Hazardous Material prior to Tenant assuming possession of the Premises; any negligent or intentional act or omission of Landlord or any of Landlord’s agents, employees, representatives, contractors, customers or visitors; and any and all costs, attorneys’ fees, expenses and liabilities incurred by Tenant in the defense of any such claim or any action or proceeding brought against Tenant by reason of any such claim.  The Tenant shall indemnify and hold the Landlord harmless from any and all loss or damage resulting from any Hazardous Material that, during the Term of this Lease, is released upon or is discharged from, on, under or to the Premises by the Tenant or its agents, except to the extent that such Hazardous Material existed on the Premises prior to the date hereof.  Storage and use of normal and customary industrial Hazardous Materials (such as cleaning fluids) shall be done with extreme caution and in accordance with all applicable laws and regulations.  As used herein, “Hazardous Material” shall mean any “hazardous waste,” “hazardous substance,” “solid waste,” or “toxic substance” as such terms are defined in the Resource Conservation and Recovery Act, 42 U.S.C. § 6901 et seq., as amended, the Comprehensive Environmental Response, Compensation and Liability Act of 1980, 42 U.S.C.  §9601 et seq., as amended, the Toxic Substance Control Act, 15 U.S.C. § 2601 et seq., as amended, the Hazardous Material Transportation Act, 49 U.S.C. § 1801 et seq., as amended, and any regulations now or hereafter promulgated pursuant thereto; any mixture of sewage or the waste material that passes through a sewer system to a treatment facility; any industrial waste-water discharges subject to regulation under § 402 of the Clean Water Act, 33 U.S.C. § 1342 et seq.; asbestos; polychlorinated biphenyls (PCBs); petroleum; and any other substance or waste regulated by any federal, state or local law.

19.
Remedies Not Exclusive; No Waiver. No reference to any specific right or remedy shall exclude the exercise of any other right or remedy.  Neither party shall be deemed to have waived its rights in the future by the failure to exercise the same in a given instance.  If any provision herein is invalid or unenforceable, in general or in a specific instance, such provision shall be enforceable in other circumstances, and in no other case shall such invalidity or unenforceability render invalid or unenforceable the remainder of this Lease.

20.
Binding Agreement; Amendments. This Lease constitutes the entire agreement between Landlord and Tenant with respect to the subject matter hereof. Except as otherwise provided in this Lease, all covenants, agreements, provisions, and conditions of this Lease shall be binding on and inure to the benefit of the parties hereto, their respective personal representatives, successors, and assigns.  This Lease may not be amended, modified, released, or discharged, in whole or in part, except by an instrument in writing signed by Landlord and Tenant.

21.
Notices. Any notice required or permitted hereunder shall be effective if sent, postage prepaid, certified or registered mail, return receipt requested, or via a nationally recognized overnight delivery service, or delivered by hand, to the Mailing Address for each party set out above, as the same may be changed by either party by like notice.  No notice shall be effective unless a written receipt (if hand-delivered) or return receipt card (if sent by certified or registered mail) is obtained by the sending party.  Notice sent via a nationally recognized overnight delivery service shall be effective if such service obtains a signature indicating receipt by the party receiving notice.

22.
Exercise of Renewal Term Options. If there are Renewal Term Option periods specified above, Tenant shall be entitled to extend the Term of this Lease, sequentially, for each option period by giving written notice to Landlord at least sixty (60) days prior to the end of the then current Term.  Upon electing to exercise such option to renew, this Lease shall be extended for such period upon the same terms and conditions set forth herein. If Tenant shall fail to give notice of its exercise of its option right within the time period set forth above, all such Renewal Term Option rights shall expire and be of no further force and effect.

23.
Notice of Lease. Promptly after request therefore, Landlord and Tenant shall execute, and Tenant shall cause to be recorded at the appropriate registry of deeds, a Notice of Lease.  Such Notice of Lease shall contain such standard provisions as required by applicable law, but nothing therein shall change the provisions of this Lease.  Tenant shall provide Landlord with evidence of such recordation promptly after recording.

24.
Quiet Enjoyment. Upon payment of the Base Rent and performance of the covenants upon Tenant’s part to be performed hereunder, Tenant shall lawfully, peaceably, and quietly have, hold, occupy, and enjoy the demised Premises during the Term hereof without hindrance or molestation by any persons lawfully claiming by, through, or under Landlord, subject to the terms and conditions of this Lease and any leases, mortgages, or deeds of trust to which this Lease is subordinate, and subject to the powers of condemnation and eminent domain of public and quasi-public authorities.

25.	Governing Law. This Lease shall be governed by and construed in accordance with the laws of the State of Florida, without regard to its conflicts of laws principles.

[Signature Page Follows]

IN WITNESS WHEREOF, Landlord and Tenant have caused this Lease to be executed as of the date written above.

LANDLORD:

FAST TRANSPORT LLC

By: /s/ Daniel Borislow____________
Daniel Borislow, Managing Member

TENANT:

MAGICJACK LP

By: /s/ Peter Russo_______________
Name: Peter Russo
Title:   Chief Financial Officer

EXHIBIT A

PREMISES

Property Detail
	Parcel Control Number:		74434404150000731	Location Address:	5700 GEORGIA AVE
	Owners:		FAST TRANSPORT LLC
	Mailing Address:		BORISLOW C/O 1045 S OCEAN BLVD.PALM BEACH FL 33480 4932
	Last Sale:		FEB-2004	Book/Page#:	16686 / 1064		Price: $10
	Legal Description:		SAUNDERS ADDITION LT 73 (LESS S 11 FT) & LTS 74 THRU 80
2012 Values (Current)				2012 Taxes
	Improvement Value		$245,724	Ad Valorem	$10,183
	Land Value		$185,193	Non Ad Valorem	$2,254
	Total Market Value		$430,917	Total Tax	$12,437
	Assessed Value		$430,917	2012 Qualified Exemptions
	Exemption Amount		$0	No Details Found
	'Taxable Value		$430,917	Applicants
All values are as of January 1st each year				No Details Found
Building Footprint (Building 1)				Subarea and Square Footage (Building 1)
***				Description		Area	Sq. Footage

**	**				Total Square Footage:		0
					Total Area Under Air:		0
				Extra Features
***				Description	Unit
				FENCE- CHAIN UNK 6FT #11 GAUG	273
				TRUCK WELL CONCRETE	240
				PAVING- ASPHALT	7938
				Unit may represent the perimeter, square footage, linear footage, total number or other measurement.

				Acres 0.4475
Structural Details (Building 1)				MAP
No	Description
1.	LIGHT MANUFACTURING	4664		+
2.	LIGHT MANUFACTURING	5400
3.	LIGHT MANUFACTURING	0
4.	LIGHT MANUFACTURING	0

GARY R. NIKOLITS, CFA PALM BEACH COUNTY PROPERTY APPRAISER WWW.pbcgov.org/PAPA	1/8/2013

http://www.co.palm-beach.fl.us/papa/Asps/PropertyDetail/PropertyPrintNew.aspx?pvalue=... /8/2013